Exhibit 107
Calculation of Filing Fee Tables
Form S-8
(Form Type)
Klaviyo, Inc.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered Securities

Security Type	Security Series Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Series A common stock, $0.001 par value per share	Rule 457(c) and Rule 457(h)	13,637,881(2)	$46.83(3)	$638,661,967.23	0.0001531	$97,779.15
Equity	Series A common stock, $0.001 par value per share	Rule 457(c) and Rule 457(h)	2,727,576(4)	$39.81(5)	$108,584,800.56	0.0001531	$16,624.34
Total Offering Amounts					$747,246,767.79		$114,403.49
Total Fees Previously Paid							—
Total Fee Offsets							—
Net Fee Due							$114,403.49
(1)Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Series A common stock, $0.001 par value per share (“Series A Common Stock”), that become issuable under the Klaviyo, Inc. 2023 Stock Option and Incentive Plan (the “2023 Plan”) and the Klaviyo, Inc. 2023 Employee Stock Purchase Plan (the “2023 ESPP”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Series A Common Stock.
(2)Represents an automatic increase to the number of shares of Series A Common Stock available for issuance under the 2023 Plan, in accordance with the automatic annual increase provision of the 2023 Plan, effective as of January 1, 2025. Shares available for issuance under the 2023 Plan were previously registered on Registration Statements on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on September 19, 2023 (File No. 333-274591) and February 29, 2024 (File No. 333-277535).
(3)Estimated in accordance with Rule 457(c) and Rule 457(h) of the Securities Act solely for the purpose of calculating the registration fee on the basis of $46.83 per share, which is the average of the high and low prices of the Series A Common Stock on February 14, 2025, as reported on the New York Stock Exchange.
(4)Represents an automatic increase to the number of shares of Series A Common Stock available for issuance under the 2023 ESPP, in accordance with the automatic annual increase provision of the 2023 ESPP, effective as of January 1, 2025. Shares available for issuance under the 2023 ESPP were previously registered on Registration Statements on Form S-8 filed with the Commission on September 19, 2023 (File No. 333-274591) and February 29, 2024 (File No. 333-277535).
(5)Estimated in accordance with Rule 457(c) and Rule 457(h) of the Securities Act solely for the purpose of calculating the registration fee on the basis of 85% of $46.83 per share, which is the average of the high and low prices of the Series A Common Stock on February 14, 2025, as reported on the New York Stock Exchange. Pursuant to the 2023 ESPP, the purchase price of the shares of Series A Common Stock reserved for issuance thereunder will be at least 85% of the lower of the fair market value of a share of Series A Common Stock on the first trading day of the offering period or on the exercise date.